As filed with the Securities and Exchange Commission on September 7, 2018

Registration No. 333-210297

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 6

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES SHORT OIL FUND, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-2939256
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600	Daphne Frydman 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W., Suite 700

Washington, DC 20001-3980

202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (SEC File No. 333-210297) is being filed to remove from registration all of the securities that remain unsold as of the termination of the offering in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. The registrant expects that the offering will be terminated upon effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 6 to Form S-1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the town of Oakland, state of California, on September 7, 2018.

By:	United States Commodity Funds LLC, as General Partner

By:	/s/ John P. Love
John P. Love
President and Chief Executive Officer of
United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John. P. Love	President, Chief Executive Officer, and Management Director	September 7, 2018
John P. Love	(Principal Executive Officer)

/s/ Stuart P. Crumbaugh	Chief Financial Officer	September 7, 2018
Stuart P. Crumbaugh	(Principal Financial and Accounting Officer)

*	Management Director	September 7, 2018
Nicholas D. Gerber

*	Management Director	September 7, 2018
Andrew F Ngim

*	Management Director	September 7, 2018
Robert L. Nguyen

*	Independent Director	September 7, 2018
Peter M. Robinson

*	Independent Director	September 7, 2018
Gordon L. Ellis

*	Independent Director	September 7, 2018
Malcolm R. Fobes III

*	Signed by John P. Love pursuant a power of attorney signed by each individual on March 21, 2016.